Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement of Form S-8 which reference Form 10-SB filed October 16, 2006 that included our report dated July 31, 2006 relating to the June 30, 2006 financial statements of Cavit Sciences, Inc. We also consent to the reference to our Firm under the Caption "Experts" in the Registration Statement.


/s/ Infante & Company
-------------------------------
Infante & Company

Hollywood, FL
January 9, 2007